CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


                   We hereby consent to the use of our name and to the description of our form of opinion letter under the captions "Summary Information" and "Terms of the Proposed Merger--Opinion of Hawkeye's Financial Advisor" in, and the inclusion of such form of opinion letter as Annex B to, the Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of Mercantile Bancorporation Inc. to which this consent is an exhibit. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that may come within the category of persons whose consent is required under, Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION


                                       By:  /s/ Thomas J. MacDermott
                                            Thomas J. MacDermott
                                            Senior Vice President

         New York, New York
         October 20, 1995